Exhibit 99.5

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Virginia Financial Group, Inc. (the “Company”) as Annex D to the Proxy Statement/Registration Statement relating to the proposed merger of the Company with FNB Corporation contained in the Company’s Proxy Statement/Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission hereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

New York, New York
September 20, 2007